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                                                                      Exhibit 24

                                POWER OF ATTORNEY

The director of Washington Banking Company (the "Company"), whose signature appears below, hereby appoints Michal D. Cann, as his attorney to sign, in his name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following person in the capacity indicated on March 24, 2005.

        SIGNATURE                          TITLE
-----------------------------             --------
/s/ Michal D. Cann                        Director
-----------------------------
Michal D. Cann

/s/ Jerry C. Chambers                     Director
-----------------------------
Jerry C. Chambers

/s/ Marlen L. Knutson                     Director
-----------------------------
Marlen L. Knutson

/s/ Karl C. Krieg, III                    Director
-----------------------------
Karl C. Krieg, III

/s/ Jay T. Lien                           Director
-----------------------------
Jay T. Lien

/s/ Robert B. Olson                       Director
-----------------------------
Robert B. Olson

/s/ Anthony B. Pickering                  Director
-----------------------------
Anthony B. Pickering

/s/ Alvin J. Sherman                      Director
-----------------------------
Alvin J. Sherman

/s/ Edward J. Wallgren                    Director
-----------------------------
Edward J. Wallgren